UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2020

Date of Report (Date of earliest event reported)

NewHold Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12141 Wickchester Ln., Suite 325 Houston, TX	77029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 653-0153

950 McCarty Street, Building A

Houston, TX

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NHIC	The Nasdaq Stock Market LLC
Warrants	NHICW	The Nasdaq Stock Market LLC
Units	NHICU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 22, 2020, NewHold Investment Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the shares of Class A common stock and warrants included in its units, commencing on or about September 22, 2020.

The shares of Class A common stock and warrants will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols NHIC and NHICW, respectively. Units not separated will continue to trade on Nasdaq under the symbol NHICU. After separation, the shares of Class A common stock and warrants may be recombined to create units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2020

NEWHOLD INVESTMENT CORP.

By:	/s/ Kevin Charlton
Name:	Kevin Charlton
Title:	Chief Executive Officer

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